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                                  SUBSIDIARIES
                                                                      EXHIBIT 21
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SUBSIDIARY NAME                                              STATE OF INCORPORATION                 % OWNED
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
Associated Pharmacies, Inc.                                  Arkansas                               100%
VC Services, Inc.                                            Minnesota                              100%
Pharmaceutical Buyers, Inc.                                  Arkansas                               50%
Jaron, Inc.                                                  Florida                                100%
Southwest Computer Systems, Inc. (inactive)                  Arkansas                               100%
U.P.C., Inc. (inactive)                                      Minnesota                              100%
D&K Receivables Corporation                                  Delaware                               100%
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